Exhibit 99.1

Contact:

Investor Relations

212-479-3140

NEW SENIOR ANNOUNCES COMPLETION OF $435 MILLION SENIOR HOUSING ACQUISITION

AND CLOSING OF $670 MILLION FREDDIE MAC FINANCING

NEW YORK – March 30, 2015 – New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today that it has completed the previously announced acquisition of 17 private pay, independent living senior housing properties from affiliates of Hawthorn Retirement Group for approximately $435 million (the “Hawthorn Acquisition”). The portfolio is 100% private pay, contains 2,082 units located across 10 states and had an average occupancy rate of 92.6% for February 2015. The portfolio will be operated by Holiday Retirement, and the Company expects the portfolio to generate an NOI yield of approximately 6.3%. The acquisition was funded with cash on hand and proceeds from a first mortgage loan.

The Company also completed a $670 million first mortgage loan (the “Loan”) secured by 52 senior housing properties with Freddie Mac through Walker & Dunlop. The Loan bears interest at LIBOR + 234bps and has a seven year maturity. Proceeds from the Loan were used to refinance existing floating rate debt and to fund acquisitions, including the Hawthorn Acquisition.

“We are excited to add to our portfolio this collection of high-quality, independent living senior housing assets, which will further increase our private pay exposure,” New Senior Chief Executive Officer Susan Givens said. “With an average asset age of seven years and strong occupancy of 92.6%, we expect continued strong growth from this portfolio. In addition, we continue to make progress toward improving our capital structure with New Senior’s $670 million financing with Freddie Mac. The financing was executed at a very attractive rate and lowers the financing cost on our existing debt while also providing attractive financing terms for our new acquisitions.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is one of the largest owners of senior housing properties and currently owns 121 properties in 31 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected NOI yield and continued growth of the Hawthorn Acquisition. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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